Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Bakkt Holdings, Inc.

(Exact name of registrant as specified in its charter)

Table 1 - Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A Common Stock, par value $0.0001 per share (2)	Rule 457(c) and Rule 457(h)	1,607,717	$8.30 (4)	$13,344,051.10	$153.10 per $1,000,000	$2,042.97

Equity	Class A Common Stock, par value $0.0001 per share (3)	Rule 457(c) and Rule 457(h)	11,426	$8.30 (4)	$94,835.80	$153.10 per $1,000,000	$14.52

Total Offering Amounts					$13,438,886.90		$2,057.49

Total Fee Offsets							—

Net Fee Due							$2,057.49

(1)

This Registration Statement covers shares of Class A Common Stock, $0.0001 par value per share, of Bakkt Holdings, Inc., or the Registrant, authorized for issuance upon vesting and settlement of performance-based restricted stock units and service-based restricted stock units to be granted to Akshay Naheta as inducement for acceptance of employment with the Registrant as Co-Chief Executive Officer, pursuant to the Stand-Alone Performance Unit Agreement and Stand-Alone Inducement Restricted Stock Unit Agreement, respectively. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares that may become issuable under award agreements by reason of any substitutions or adjustments to shares to account for any change in corporate capitalization, such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off or other distribution of stock or property of the Registrant, combination or exchange of shares, dividend in kind or other like change in capital structure.

(2)	Consists of shares available for issuance under the Performance Stock Award Agreement (Inducement PSUs) with Mr. Naheta.
(3)	Consists of shares available for issuance under the Restricted Stock Unit Award Agreement (Inducement RSUs) with Mr. Naheta.
(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, based on the average of the high ($8.68) and low ($7.92) prices of the Registrant’s Class A Common Stock as reporting on the New York Stock Exchange on April 16, 2025.